UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 4, 2016
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2016 Annual General Meeting of Members (the “AGM”) of Axalta Coating Systems Ltd. (“Axalta”) was held on May 4, 2016. The matters that were voted upon at the AGM and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.
At the AGM, Axalta’s members: (i) elected three Class II directors, each for a term expiring at Axalta’s 2019 Annual General Meeting of Members; (ii) approved, on an advisory (non-binding) basis, the compensation of Axalta's named executive officers ("Say on Pay") for 2015; and (iii) approved the appointment of PricewaterhouseCoopers LLP as Axalta's independent registered public accounting firm and auditor until the conclusion of the 2017 Annual General Meeting of Members and the delegation of authority to Axalta's Board of Directors, acting through the Audit Committee, to fix the terms and remuneration thereof.

Election of Class II Directors:
Name	Votes For	Votes Withheld	Broker-Non- Votes
Andreas C. Kramvis	207,540,206	13,803,699	5,720,488
Gregory S. Ledford	187,952,816	33,391,089	5,720,488
Martin W. Sumner	187,481,132	33,862,773	5,720,488

Say on Pay for 2015:
	Votes For	Votes Against	Broker Non- Votes	Abstentions
	147,924,608	73,253,992	5,720,488	165,305

Appointment of PricewaterhouseCoopers LLP:
Votes For	Votes Withheld	Abstentions
221,059,504	5,971,521	33,368

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	May 5, 2016	By:	/s/ Michael F. Finn
Michael F. Finn
Senior Vice President, General Counsel & Corporate Secretary